Exhibit 99.1

news release for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com

Grubb & Ellis Company Reports Improved First Quarter 2010 Results

SANTA ANA, Calif. (May 11, 2010) – Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported first quarter 2010 revenue of $132.5 million, an increase of 8 percent compared with revenue of $122.2 million for the first quarter of 2009.

The company reported a net loss attributable to Grubb & Ellis Company on a GAAP basis of $23.8 million, or $0.41 per common share, for the first quarter of 2010, compared with a net loss of $41.5 million, or $0.65 per common share, for the first quarter of 2009. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the first quarter of 2010 was negative $11.1 million, compared with negative adjusted EBITDA of $16.5 million in the same period a year ago, reflecting an improvement of more than 33 percent from the year ago period.

Due to the seasonality of the commercial real estate business, the first quarter is typically the weakest for the company with revenue and profitability building throughout the year.

Company Highlights

•	On May 7, Grubb & Ellis closed a $30 million unsecured convertible senior note offering, the proceeds of which will primarily be used to fund the company’s growth initiatives.

•	Transaction Services revenue significantly increased in the first quarter of 2010, up 26 percent from the same period a year ago, reflecting the increased productivity of the company’s brokerage professionals and the recovering U.S. commercial real estate market. Management Services revenue grew by 11 percent during the same time period.

•	The company recruited 19 senior-level brokerage sales professionals during the first quarter, bringing to 118 the number of senior brokerage sales professionals who have joined the company since July 2008. In addition, the company opened owned brokerage offices in San Diego and Phoenix.

•	Grubb & Ellis Healthcare REIT II, which began raising equity at the end of the third quarter of 2009, has completed its first four acquisitions in 2010.

•	The company took action to reduce annualized operating expenses by $25 million through a corporate-restructuring that will result in $20 million in cost savings in 2010.

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Grubb & Ellis Company 1551 N. Tustin Avenue, Suite 300	Santa Ana, CA 92705	714.667.8252

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Grubb & Ellis Company Reports Improved First Quarter 2010 Results

“Our improved first quarter performance reflects the hard work and dedication of our 6,000 professionals along with a clear improvement in the broad fundamentals of the U.S. commercial real estate market,” said Thomas P. D’Arcy, president and chief executive officer of Grubb & Ellis. “We continue to enhance our market position by adding top talent, expanding our service offerings and better aligning our businesses around the needs of our clients and investors. These efforts, when combined with our cost rationalization actions taken during the quarter, create the foundation for growth, especially as the market continues its recovery.”

OPERATING SEGMENTS

Management Services

Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the company’s third-party property management and facilities outsourcing services, along with business services fees. Management Services revenue was $72.4 million for the first quarter of 2010, up 11 percent from $65.5 million for the same period a year ago.

At March 31, 2010, the company managed approximately 243 million square feet of commercial real estate and multi family property.

Transaction Services

Transaction Services revenue for the first quarter of 2010, including brokerage commission, valuation and consulting revenue, was $42.2 million, compared with $33.5 million for the same period a year ago. The first quarter Transaction Services sales and leasing revenue mix consists of 25 percent sales and 75 percent leasing.

Sales revenue was up 30 percent in the first quarter of 2010, compared with the first quarter of 2009. Leasing revenue increased 15 percent year-over-year. The increase was due to greater transaction velocity as well as the revenue contribution from the company’s recruiting efforts.

Investment Management

Investment Management revenue for the first quarter of 2010, which includes transaction fees, asset management fees and dealer-manager fees, totaled $10.1 million, compared with revenue of $15.7 million in the same period a year ago.

The company’s two non-traded REIT products, which are in the offering stages, raised an aggregate of $30.8 million of equity in the first quarter of 2010, compared with $21.7 million in the fourth quarter of 2009. To date in 2010, Grubb & Ellis Healthcare REIT II has completed four acquisitions and Grubb & Ellis Apartment REIT completed one acquisition.

At March 31, 2010, the company had assets under management of $5.6 billion.

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Grubb & Ellis Company 1551 N. Tustin Avenue, Suite 300	Santa Ana, CA 92705	714.667.8252

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Grubb & Ellis Company Reports Improved First Quarter 2010 Results

Senior Notes Offering

On May 4, 2010, Grubb & Ellis announced that it entered into an agreement to sell $30.0 million aggregate principal of unsecured convertible senior notes due in 2015 in an offering led by JMP Securities. The notes have an interest rate of 7.95% per annum. The company also granted the initial purchaser a 45-day option to purchase up to an additional $4.5 million aggregate principal amount of notes to cover over-allotments, if any. The sale of the notes closed on May 7, 2010.

2010 OUTLOOK

The company reiterated its guidance for 2010 of total revenue of $550 million to $575 million and adjusted EBITDA of $10 million to $15 million.

“With the early signs of recovery evident in the U.S. commercial real estate market, we are intently focused on growth, and the $30 million of new capital we raised earlier this month will be used to support our growth initiatives,” D’Arcy said. “These initiatives include investing in businesses that are extensions of our core platform, the continued recruitment of top industry talent and strategic investments across our businesses. We are fully committed to a growth agenda that will serve to enhance our market position, the benefit of which will accrue to our talented professionals as well as our shareowners.”

Conference Call & Webcast
Management will host a conference call today at 10:30 a.m. Eastern Time to review the results. A live webcast will be accessible through the Investor Relations section of the company’s website at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.866.804.6921 for domestic callers and 1.857.350.1667 for international callers. The conference call ID number is 32812921. An audio replay will be available beginning at 1:30 p.m. ET on Tuesday, May 11, until 7 p.m. ET on Tuesday, May 18 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 87144373. In addition, the conference call audio will be archived on the company’s website following the call.

About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.

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Grubb & Ellis Company 1551 N. Tustin Avenue, Suite 300	Santa Ana, CA 92705	714.667.8252

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Grubb & Ellis Company Reports Improved First Quarter 2010 Results

Forward-Looking Statement
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, the ability of future revenue growth, market trends, new business opportunities and investment programs, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the continuing general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession and continued decline in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions; (v) the ability of the company to return to compliance with the NYSE’s continued listing standards; (vi) the success of current and new investment programs; (vii) the success of new initiatives and investments; (viii) the inability to attain expected levels of revenue, performance, brand equity and expense reductions in the current macroeconomic and credit environment and (ix) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009 and in other current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The company does not undertake any obligation to update forward-looking statements.

Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis Company has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the company’s stockholders in their analysis of the business and operating performance of the company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis Company may not be comparable to similarly titled measures reported by other companies.

TABLES FOLLOW

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Grubb & Ellis Company 1551 N. Tustin Avenue, Suite 300	Santa Ana, CA 92705	714.667.8252

Grubb & Ellis Company
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
REVENUE
Management services	$72,416	$65,531
Transaction services	42,233	33,533
Investment management	10,102	15,657
Rental related	7,714	7,432

TOTAL REVENUE	132,465	122,153

OPERATING EXPENSE
Compensation costs	35,739	38,033
Transaction commissions and related costs	33,162	25,774
Reimbursable salaries, wages and benefits	52,683	49,464
Restructuring charges	2,730	—
General and administrative	18,439	21,778
Provision for doubtful accounts	1,667	5,418
Depreciation and amortization	3,258	2,441
Rental related	5,367	5,616
Interest	2,319	3,636
Real estate related impairments	270	12,272
Intangible asset impairment	614	—

Total operating expense	156,248	164,432

OPERATING LOSS	(23,783)	(42,279)

OTHER INCOME (EXPENSE)
Equity in losses of unconsolidated entities	(214)	(1,231)
Interest income	46	145
Other income (expense)	45	(725)

Total other (expense) income	(123)	(1,811)

Loss from continuing operations before income tax (provision) benefit	(23,906)	(44,090)
Income tax (provision) benefit	(146)	319

Loss from continuing operations	(24,052)	(43,771)
Income from discontinued operations	—	491

Net loss	(24,052)	(43,280)
Net loss attributable to noncontrolling interests	(271)	(1,778)

Net loss attributable to Grubb & Ellis Company	(23,781)	(41,502)
Preferred stock dividends	(2,897)	—

Net loss attributable to Grubb & Ellis Company common shareowners	$(26,678)	$(41,502)

Earnings per share — basic:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.66)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	0.01

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.65)

Earnings per share — diluted:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.66)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	0.01

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.65)

Grubb & Ellis Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$22,542	$39,101
Restricted cash	15,102	13,875
Investment in marketable securities	2,666	690
Accounts receivable from related parties — net	7,706	9,169
Notes and advances to related parties — net	10,959	1,019
Service fees receivable — net	27,356	30,293
Professional service contracts — net	3,140	3,626
Real estate deposits and pre-acquisition costs	1,072	1,321
Prepaid expenses and other assets	15,367	16,497
Refundable income taxes	5,002	4,992

TOTAL CURRENT ASSETS	110,912	120,583

Accounts receivable from related parties — net	16,362	15,609
Notes and advances to related parties — net	13,399	14,607
Professional service contracts — net	6,953	7,271
Investments in unconsolidated entities	4,549	3,783
Properties held for investment — net	81,910	82,189
Property, equipment and leasehold improvements — net	12,445	13,190
Identified intangible assets — net	93,987	94,952
Other assets — net	5,473	5,140

TOTAL ASSETS	$345,990	$357,324

LIABILITIES AND SHAREOWNERS’ EQUITY
Accounts payable and accrued expenses	$61,868	$62,867
Due to related parties	2,525	2,267
Notes payable and capital lease obligations	893	939
Other liabilities	36,386	38,864

TOTAL CURRENT LIABILITIES	101,672	104,937

Senior notes	16,277	16,277
Notes payable and capital lease obligations	107,536	107,755
Other long-term liabilities	12,443	11,622
Deferred tax liability	25,486	25,477

TOTAL LIABILITIES	263,414	266,068

Preferred Stock - 12% cumulative participating perpetual convertible	90,080	90,080

Common stock	694	654
Additional paid-in capital	412,767	412,774
Accumulated deficit	(435,882)	(412,101)
Other comprehensive income	126	—

Total Grubb & Ellis Company shareowners’ equity	(22,295)	1,327
Noncontrolling interests	14,791	(151)

TOTAL EQUITY	(7,504)	1,176

TOTAL LIABILITIES & EQUITY	$345,990	$357,324

Grubb & Ellis Company
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Net loss attributable to Grubb & Ellis Company	$(23,781)	$(41,502)
Discontinued operations	—	(491)
Interest expense	2,319	3,636
Interest income	(46)	(145)
Depreciation and amortization	3,258	2,441
Intangible asset impairment	614	—
Taxes	146	(319)

EBITDA (1)	(17,490)	(36,380)

Charges related to sponsored programs	619	4,677
Real estate related impairment	270	12,272
Stock based compensation	3,019	2,964
Amortization of signing bonuses	1,807	1,953
Restructuring charges	2,730	—
Real estate operations	(2,066)	(1,964)

Adjusted EBITDA (1)	$(11,111)	$(16,478)

(1)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation, amortization, discontinued operations and impairments related to goodwill and intangible assets. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

Grubb & Ellis Company
Segment Data
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
MANAGEMENT SERVICES
Revenue	$72,416	$65,531
Compensation costs	9,553	9,608
Transaction commissions and related costs	6,183	2,910
Reimbursable salaries, wages, and benefits	50,358	47,293
General and administrative	2,247	2,087
Provision for doubtful accounts	341	775

Segment operating income	3,734	2,858

TRANSACTION SERVICES
Revenue	42,233	33,533
Compensation costs	10,965	11,589
Transaction commissions and related costs	26,999	22,638
General and administrative	8,848	8,817
Provision for doubtful accounts	804	275

Segment operating loss	(5,383)	(9,786)

INVESTMENT MANAGEMENT
Revenue	10,102	15,657
Compensation costs	6,003	7,808
Transaction commissions and related costs	39	7
Reimbursable salaries, wages, and benefits	2,325	2,171
General and administrative	3,059	4,355
Provision for doubtful accounts	459	4,338

Segment operating loss	(1,783)	(3,022)

RECONCILIATION TO NET LOSS ATTRIBUTABLE TO GRUBB & ELLIS COMPANY:
Total segment operating loss	(3,432)	(9,950)
Rental operations, net of rental related expenses	2,173	1,497
Corporate overhead (compensation, general and administrative costs)	(10,314)	(12,513)
Stock based compensation	(3,019)	(2,964)
Restructuring charges	(2,730)	—
Depreciation and amortization	(3,258)	(2,441)
Interest	(2,319)	(3,636)
Real estate related impairments	(270)	(12,272)
Intangible asset impairment	(614)	—
Other expense	(123)	(1,811)

Loss from continuing operations before income tax (provision) benefit	(23,906)	(44,090)
Income tax (provision) benefit	(146)	319

Loss from continuing operations	(24,052)	(43,771)
Income from discontinued operations	—	491

Net loss	(24,052)	(43,280)

Net loss attributable to noncontrolling interests	(271)	(1,778)

Net loss attributable to Grubb & Ellis Company	$(23,781)	$(41,502)

Grubb & Ellis Company
Calculation of Earnings per Share
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Numerator for (loss) earnings per share — basic:

Loss from continuing operations	$(24,052)	$(43,771)
Less: Net loss attributable to the noncontrolling interests	271	1,778
Less: Preferred dividends	(2,897)	—

Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	(26,678)	(41,993)

Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	491

Loss attributable to Grubb & Ellis Company	(23,781)	(41,502)
Less: Preferred dividends	(2,897)	—

Net loss attributable to Grubb & Ellis Company common shareowners	$(26,678)	$(41,502)

(Loss) earnings per share — basic:
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.66)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	0.01

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.65)

Weighted average shares outstanding — basic	64,350	63,525

(Loss) earnings per share — diluted (a):
Loss from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.66)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	—	0.01

Net loss per share attributable to Grubb & Ellis Company common shareowners	$(0.41)	$(0.65)

Weighted average shares outstanding — diluted	64,350	63,525

(a)	For each of the periods presented, fully diluted earnings per share, as computed in accordance with Earnings Per Share Topic 260, produces an anti-dilutive result. Therefore, the results for fully diluted earnings per share are the same as those for basic earnings per share.